UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

On August 12, 2009, Cedar Fair, L.P. and Canada’s Wonderland, its indirect wholly owned subsidiary, entered into Amendment No. 1 (“Amendment”) to the Amended and Restated Credit Agreement (“the Credit Agreement”) with KeyBank National Association, as Administrative Agent and Collateral Agent; and certain “Lenders” party thereto. The Amendment amends the Credit Agreement, dated as of February 15, 2007.

As part of the Amendment, $900 million of term debt scheduled to mature in 2012 has been extended by two years. The extended term debt will mature in 2014 and bears interest at a rate of LIBOR plus 400 basis points, as long as the Company’s corporate rating from Moody’s is better than “B2” or its issuer credit rating from S&P is better than “B”.

The amendment will also allow, among other things:

•	The incurrence of secured debt (in the form of loans or bonds), with proceeds to repay existing term loans;

•	Up to $150 million of sales/leasebacks, with 100% of net proceeds used to repay existing term loans ahead of extended term loans;

•

Asset sales in aggregate of greater than $250 million in Fair Market Value, with 100% of net proceeds used to repay existing term loans ahead of extended term loans, and will include a revolving credit facility commitment reduction equal to 5% of the net proceeds upon such sale; and

•	Additional offerings of credit extensions.

Other terms of the amendment include a reduction in the Company’s existing $345 million revolving credit facilities, including a $30 million reduction in its U.S. facility and a $5 million reduction in its Canadian facility.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1, to this current report and is incorporated herein by reference.

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to the Item 2.03.

ITEM 9.01.    Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Amended and Restated Credit Agreement dated as of August 12, 2009 among Cedar Fair, L.P. and Subsidiaries as co-borrowers, and several banks and certain “Lenders” party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P. By Cedar Fair Management, Inc., General Partner

By:	/s/ Peter J. Crage
Peter J. Crage Corporate Vice President - Finance and Chief Financial Officer

Date: August 14, 2009